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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

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     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of Earliest Event Reported):

                                 JUNE 11, 1997


                         COMMISSION FILE NUMBER 0-26304


                         SUNSTONE HOTEL INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

                               -----------------

         MARYLAND                                         52-1891908
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification No.)


           115 CALLE DE INDUSTRIAS, SUITE 201, SAN CLEMENTE, CA 92672
              (Address of Principal Executive Offices) (Zip Code)


                                 (714) 361-3900
             (Registranat's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
         (former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     From January 1, 1997 through June 11, 1997, Sunstone Hotel Investors, L.P., a Delaware limited partnership (the "Partnership") of which Sunstone Hotel Investors, Inc., a Maryland corporation (individually and collectively, the "Company"), is its sole general partner, completed the acquisition of the following six hotels:

     On January 17, 1997, the Company acquired the Ramada Hotel in Cypress, California and the Holiday Inn Harbor View in San Diego, California from Peacock, LLC and Shivani, LLC, respectively.

     The Ramada Hotel - Cypress was acquired for approximately $12.1 million. The hotel is a 180-room interior-corridor hotel, contained in one seven-story building and has a restaurant, lounge, approximately 3,300 square feet of meeting space, swimming pool, whirlpool, gift shop and exercise room. The hotel is located in the Cypress Business Park, approximately 1 mile north of Interstate 405 in Orange County, California.

     The Holiday Inn Harbor View - San Diego was acquired for total consideration of approximately $8.8 million, $7.9 million in cash and the balance funded with partnership units. The hotel is a 202-room interior-corridor hotel, contained in one 16-story cylindrical building and has a restaurant, lounge, approximately 1,200 square feet of meeting space, swimming pool and exercise room. The hotel is adjacent to Interstate 5 in downtown San Diego, California.

     On March 10, 1997, the Company acquired the 152-room Hawthorn Suites Hotel in Kent, Washington from ING Barings and an affiliate of Westmont Hospitality for approximately $13.6 million. The Hawthorn Suites Hotel - Kent, is a two-story, all-suite hotel built in a similar fashion to a Residence Inn. Every suite has a fully equipped kitchen and a fireplace, and the hotel has meeting rooms, a heated pool and spa, an exercise room and a tennis court. The extended-stay hotel was built in the mid-1980s and is located within 5 miles of Seattle International Airport (SEA-TAC) and is proximate to Boeing Space & Defense Center and Boeing Customer Training Facility. It is also 5 miles away from the Company's Holiday Inn Hotel and Suites in Kent.

     On March 31, 1997, the Company acquired the full-service 289-room Holiday Inn Hotel in La Mirada, California from Gateway Center Group for approximately $18.0 million which the Company estimates to be approximately 65% of replacement cost. The hotel is an eight-story hotel located 20 miles from downtown Los Angeles and 10 miles from Disneyland.

     On May 6, 1997, the Company acquired the 300-suite Fountain Suites Hotel in Sacramento, California from Washington Plaza Associates and C.T.S. Hotel Properties for approximately $16.8 million. The purchase price is estimated to be approximately 75% of replacement cost. The Company plans to renovate the hotel and re-flag it as a Hawthorn Suites Hotel with 268 suites (including 32 two-room suites). The hotel is an interior-corridor hotel, consisting of six 3-story buildings and a free-standing restaurant. As presently configured, the suits are single rooms with an area divider. The hotel has meeting rooms and a swimming pool and spa area. The hotel was built in 1988-1989 and is located just off Interstate 5, one mile north of downtown Sacramento, California.

     On June 11, 1997, the Company acquired the 151-room Ramada Plaza Hotel in Old Town, San Diego, California from O.T. Hill, LLC for total consideration of approximately $11.8 million, $7.4 million in cash and the balance funded with partnership units. The Ramada Plaza Old Town is an interior-corridor hotel, consisting of a single, three-story, "L"-shaped building. The hotel opened in 1987 and has three meeting rooms, an outdoor swimming pool, exercise room, restaurant and lounge. The hotel is located adjacent to Interstate 5 in the Old Town area of San Diego, approximately two miles north of downtown San Diego and within three miles of Sea World. The Company plans to renovate the hotel, acquire adjacent land to accommodate the development of 27 additional suites, and possibly rebrand the hotel to an upper mid-scale, full-service hotel with 178 rooms and suites.
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     Amounts paid in cash were primarily funded through borrowings under the
Company's line of credit facility with Bank One, Credit Lyonnais and Wells Fargo Bank and through the proceeds of equity offerings.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired. The historical financial statements required to be provided in this Form 8-K are impracticable to file at this time and will be filed under cover of Form 8-K/A as soon as practicable, but not later than sixty (60) days after the date this Form 8-K must be filed.

        (b) Pro Forma Financial Information. The pro forma financial information required to be provided in this Form 8-K is impracticable to file at this time and will be filed under cover of Form 8-K/A as soon as practicable, but not later than sixty (60) days after the date this Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SUNSTONE HOTEL INVESTORS, INC.

Date: June 25, 1997                     By:  /s/ Robert A. Alter, President
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                                                 Robert A. Alter, President